SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report: September 22, 1997

                             WORKFORCE SYSTEMS CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

    FLORIDA                       333-11169                  65-0353816
---------------                 ------------               --------------
(State or other                 (Commission                (IRS Employer
jurisdiction of                 File Number)               Identification
incorporation)                                             Number)


                           7777 Glades Road, Suite 211
                              Boca Raton, Fl 33434
                              --------------------
                   (Address of executive offices and Zip Code)

Registrant's telephone number, including area code: 561-488-4802

                               1410 SW 8 Street
                           Pompano  Beach,  FL  33069
                           --------------------------
          (Former name or former address, if changed since last report)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

      On September 22, 1997 Workforce Systems Corp., a Florida corporation (the "Company") acquired 100% of the issued and outstanding capital stock of LPS Acquisition Corp. ("LPS") in exchange for an aggregate of 270,000 shares of the Company's restricted common stock from LPS' shareholders in a private transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. LPS, doing business as Lantana Peat and Soil, is a distributor of high quality custom soil mixes to wholesale nurseries throughout South Florida. Annualized revenues are currently estimated at $3 million.

      The majority shareholder of LPS, owning approximately 85.2% of LPS, was Darren Apel, a non-affiliate of the Company. Minority shareholders in LPS, each owning approximately 7.4% of the issued and outstanding stock, were Barbara Hausman, wife of Robert Hausman who is Chairman and President of the Company, and Ronna Newman Rutstein, wife of C. Lawrence Rutstein, who is a director of the Company. Both Messrs. Hausman and Rutstein disclaim any ownership interest in LPS by virtue of their spouses' holdings.

      The calculation of the consideration paid by the Company in the acquisition of LPS was based upon a percentage of the significant revenue base of LPS of approximately $3 million on an annualized basis. Pursuant to the terms of the agreement for the acquisition of LPS, the sellers are required to deliver to the Company a fairness opinion as to the amount of consideration tendered by the Company in the share for share exchange. In the event such fairness opinion does not support the exchange ratio, such exchange ratio shall be adjusted by mutual agreement between the parties.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (a) Financial Statements of Businesses Acquired.

            The financial statements of LPS as required pursuant to the requirements of this form shall be filed by amendment hereto within 60 days of the filing of this form as permitted under the provisions hereof.

            (b)   Pro forma Financial Information.

                  Not applicable.

            (c)   Exhibits.

No.                                 Description
---                                 -----------

2 Stock Purchase and Sale Agreement dated September , 1997 between Workforce Systems Corp., a Florida corporation, and Darren Apel, Barbara Hausman and Ronna Newman Rutstein, as shareholders of LPS Acquisition Corp.

                                  SIGNATURES
                                  ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 1997                        By:   /s/ Robert Hausman
                                                    ----------------------------
                                                      Robert Hausman,
                                                      President